EXHIBIT 22.  SUBSIDIARIES.

Polaroid Corporation and Subsidiary Companies


                                                       Place of
Name of Subsidiary                                     Incorporation
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Inner City, Inc.                                       Delaware
Polint, Inc.                                           Delaware
PMC, Inc.                                              Massachusetts
Polaroid Caribbean Corporation                         Delaware
Polaroid Asia Pacific International Inc.               Delaware
Polaroid Asia Pacific Limited                          Delaware
Polaroid Europe Limited                                Netherlands
Polaroid Foundation                                    Delaware
Polaroid Graphics Imaging, Inc.                        Delaware
Polaroid Canada Inc.                                   Canada
Polaroid Gesellschaft mit beschrankter Haftung         Germany
Polaroid Australia Pty. Limited                        Australia
Polaroid Gesellschaft m.b.H.                           Austria
Polaroid Far East Limited                              Hong Kong
Nippon Polaroid Kabushiki Kaisha                       Japan
Polaroid (Norge) A/S                                   Norway
Polaroid de Mexico S.A. de C.V.                        Mexico
Polaroid Aktiebolag                                    Sweden
Polaroid A.G.                                          Switzerland
Polaroid (U.K.) Limited                                United Kingdom
Polaroid A/S                                           Denmark
Polaroid International B.V.                            Netherlands
     Polaroid (Italia) S.p.A.                          Italy
     Polaroid (France) S.A.                            France
     Polaroid (Belgium) N.V.                           Belgium
     Polaroid (Europa) B.V.                            Netherlands
     Polaroid Nederland B.V.                           Netherlands
     Svetozor                                          Russia
Polaroid do Brasil Ltda.                               Brazil
Polaroid Singapore Private Limited                     Singapore
Polaroid Oy                                            Finland
Polaroid Espana, S.A.                                  Spain
Polaroid Foreign Sales B.V.                            Netherlands
Polaroid India, Inc.                                   Delaware
Polint International, Inc.                             Delaware
Polaroid of Shanghai Limited                           China

Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.